EXHIBIT 99.2

Optex Systems, Inc.

Report of Independent Auditors

To the Shareholder of

OPTEX SYSTEMS, INC.

We have audited the accompanying balance sheet of Optex Systems, Inc. (a Texas S Corporation) as of December 31, 2004, and the related statements of income, changes in shareholder’s equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the financial statements provides a reasonable basis for our opinion.

In our report dated February 24, 2005, we expressed an opinion that the 2004 statements of income, changes in shareholder’s equity and cash flows did not fairly present the results of operations and cash flows in conformity with accounting principles generally accepted in the United States of America because of a departure from such principles. We were not able to observe the physical inventory at December 31, 2003. As described in Note 8, the Company has been able to provide transactional data that allowed the Company to rollback inventory from December 31, 2004 to December 31, 2003 to allow audit procedures to be performed on the inventory balance at December 31, 2003. As a result of the Company creating this transactional data, the 2004 statements of income, changes in shareholder’s equity and cash flows have been restated. Accordingly, our present opinion on the 2004 financial statements, as presented herein, is different from that expressed in our previous report.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Optex Systems, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 8, the 2004 financial statements have been restated.

MONTGOMERY COSCIA GREILICH LLP

/s/ Montgomery Coscia Greilich LLP

Plano, Texas

February 24, 2005, except for Note 8 and 9 as to which the date is March 8, 2006

Optex Systems, Inc.

Balance Sheet

December 31, 2004

Assets
Current assets:
Cash and cash equivalents	$309,412
Accounts receivable, net of allowance for doubtful accounts of $0	868,116
Inventory, net	5,279,710
Prepaid expenses	73,635

Total current assets	6,530,873
Property and equipment:
Office furniture and equipment	47,376
Machinery and equipment	809,574
Leasehold improvements	94,730

951,680
Accumulated depreciation	(640,960)

Property and equipment, net	310,720
Security deposits	10,228

Total assets	$6,851,821

Liabilities and Shareholder’s Equity
Current liabilities:
Revolving line of credit	$630,555
Accounts payable	1,566,990
Accrued liabilities	338,391

Total current liabilities	2,535,936
Shareholder’s equity:
Common stock, no par, 100,000 shares authorized; 18,870 shares issued and 10,000 shares outstanding	164,834
Treasury stock, 8,870 shares at cost	(1,217,400)
Retained earnings	5,368,451

Total shareholder’s equity	4,315,885

$6,851,821

See Accompanying Notes to Financial Statements

Optex Systems, Inc.

Statement of Operations

For the Year Ended December 31, 2004, as restated

Sales	$16,869,543
Cost of goods sold	13,744,846

Gross profit	3,124,697
General, selling and administrative expenses	1,508,780

Income from operations	1,615,917
Interest expense	(6,640)
Interest and other income	7,264

Net income	$1,616,541

See Accompanying Notes to Financial Statements

Optex Systems, Inc.

Statement of Changes in Shareholder’s Equity

For the Year Ended December 31, 2004, as restated

	Common Stock		Treasury Stock		Retained Earnings	Total
	Shares	Amount	Shares	Amount
Balance, December 31, 2003 (as previously reported)	10,000	$164,834	8,870	$(1,217,400)	$2,541,700	$1,489,134
Effect on prior periods of restatement for December 31, 2003 inventory (see Note 8)	—	—	—	—	1,745,210	1,745,210

Balance, December 31, 2003 (as restated)	10,000	$164,834	8,870	$(1,217,400)	$4,286,910	$3,234,344
Distributions to shareholder	—	—	—	—	(535,000)	(535,000)
Net income (as restated, note 8)	—	—	—	—	1,616,541	1,616,541

Balance, December 31, 2004	10,000	$164,834	8,870	$(1,217,400)	$5,368,451	$4,315,885

See Accompanying Notes to Financial Statements

Optex Systems, Inc.

Statement of Cash Flows

For the Year Ended December 31, 2004, as restated

Cash flows from operating activities:
Net income		$1,616,541
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	$99,051
Changes in operating assets and liabilities:
Accounts receivable	282,193
Inventory	(2,206,423)
Prepaid expenses	(73,365)
Accounts payable	(106,648)
Accrued liabilities	235,765

Total adjustments		(1,769,697)

Net cash used in operating activities		(153,156)
Cash flows from investing activities:
Purchases of property and equipment	(275,988)

Net cash used in investing activities		(275,988)
Cash flows from financing activities:
Net proceeds on line of credit	630,555
Distributions to shareholder	(535,000)

Net cash provided by financing activities		95,555

Net decrease in cash and cash equivalents		(333,589)
Cash and cash equivalents at beginning of period		643,001

Cash and cash equivalents at end of period		$309,412

Supplemental cash flow information:
Cash paid for interest		$6,640

Cash paid for income taxes		$—

See Accompanying Notes to Financial Statements

OPTEX SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENT

DECEMBER 31, 2004

NOTE 1. ORGANIZATION

Optex System, Inc. (the “Company”) was formed in 1983 as a Texas S Corporation. The Company is engaged in production of sighting systems for military applications. The Company sells its products primarily to the United States Government.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Product revenue and its related costs are recognized when a customer’s order is shipped. The Company receives deposits from customers and recognizes such deposits as revenue when product is shipped.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. There were no cash equivalents at December 31, 2004.

Inventory

Inventory is valued at the lower of cost or market on the first-in, first-out basis. Inventory includes direct material and labor costs as well as manufacturing overhead costs allocated based on direct labor dollars.

Property and Equipment

The Company records purchases of property and equipment at cost. Maintenance, repairs and renewals are expensed when incurred. Additions and significant improvements are capitalized. Depreciation is calculated using declining balance methods over the estimated useful lives ranging from five to seven years. Leasehold improvements are amortized using the straight-line method over the remaining life of the applicable lease. Disposals are removed at cost less accumulated depreciation and any gain or loss from dispositions is recognized in income. Depreciation and amortization expense for the year ended December 31, 2004 was $99,051.

Long-lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Assets are grouped at the lowest level for which there are identifiable cash flows that are largely independent of the cash flows of other groups of assets. In such cases, if the future undiscounted cash flows of the underlying assets are less than the carrying amount, then the carrying amount of the long-lived asset will be adjusted for impairment to a level commensurate with a discounted cash flow analysis of the underlying asset or its determinable fair value.

OPTEX SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Federal Income Taxes

As a result of electing S Corporation status for tax purposes, the Company is not required to pay federal income taxes. The Company’s taxable income or loss is reflected on the individual shareholder’s personal tax return. Accordingly, no provision for federal income taxes has been recorded in the accompanying financial statements. The Company is subject to state income taxes in the states in which it operates.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of income and expenses during the reporting period. Actual results could differ from these estimates.

Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable. Management believes that its contract acceptance, billing and collection policies are adequate to minimize potential credit risk. The Company continuously evaluates the credit worthiness of its customers’ financial condition and generally does not require collateral.

Revenues in 2004 made directly to the United States Government and its agencies were approximately $11,300,000 or 67% of total revenues. Revenues where the Company was the sub-contractor to the United States Government accounted for approximately $5,100,000 or 30% of total revenues.

The Company maintains deposits with major financial institutions, which from time-to-time may exceed federally insured limits. Management periodically assesses the financial condition of the institution and believes that any possible credit risk is minimal.

NOTE 3. INVENTORY, NET

Inventory, net at December 31, 2004 is summarized as follows:

Raw materials	$4,109,236
Work in process	1,310,180
Finished goods	913,472

6,332,888
Less:
Unliquidated progress payments	(1,053,178)

$5,279,710

Under contractual arrangements by which progress payments were received, the customer had a security interest in the inventory identified with the related contracts. Payments received for such inventory are classified as unliquidated progress payments above.

OPTEX SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE 4. REVOLVING LINE OF CREDIT

During August 2004, the Company entered into a loan agreement with a bank to provide the Company with a revolving credit commitment of $1,000,000, subject to certain availability requirements based on eligible accounts receivable. Eligible accounts receivable do not include amounts due from the United States government or any department, agency or instrumentality thereof. Amounts drawn under the line bear interest (payable monthly) at the prime rate plus 1.5% (6.75% at December 31, 2004) and are due on or before August 2, 2005. The loan agreement is collateralized by all corporate assets. Additionally, the loan agreement contains various affirmative and negative covenants, pertaining to bank reporting requirements, fixed charge coverage ratio, tangible net worth, leverage ratio and limits on annual capital expenditures. The Company was in compliance with all bank covenants at December 31, 2004, except for the limits on annual capital expenditures, which the bank has waived. As of December 31, 2004, the outstanding balance on the line of credit was $630,555, with an availability of $72,590.

NOTE 5. 401(K) PLAN

The Company provides a 401(k) savings plan to all employees who have met certain eligibility requirements, including performing one year of service and being at least twenty one years old. The Company matches 100% up to 4%, of employee contributions and at its sole discretion may make additional contributions. For the year ended December 31, 2004, the Company made matching contributions of $47,687. The Company did not make any additional discretionary contribution for the year ended December 31, 2004. Participants are 100% vested in the portion of the plan representing employee contributions. Employees vest in Company contributions after providing three years of service.

NOTE 6. LEASE COMMITMENTS

The Company leases its office and manufacturing facility under a non-cancelable operating lease expiring November 2009. Total expense under the lease for 2004 was $212,449. Future minimum payments at December 31, 2004, for the next five years are as follows:

For the year ending December 31,
2005	$158,454
2006	216,384
2007	226,608
2008	233,424
2009	159,024

Totals	$993,894

NOTE 7. RESTRUCTURING

Effective December 23, 2002, the Company repurchased 8,000 shares of the Company’s no par common stock for $150 per share or $1,200,000, in accordance with the Stock Purchase Agreement (the “SPA”). The SPA called for the Company to issue warrants to those ex-shareholders that represent the right to repurchase 1,500 of the common shares repurchased should the sole shareholder transfer greater than 50% of the common stock to third parties. The strike price of such warrants is $150 per share. Additionally, the SPA called for those ex-shareholders to enter into a Separation Agreement and/or a Non-Disclosure and Non-Solicitation Agreement (the “Agreements”) for a four year period. The Agreements, in total, called for total payments of $1,440,000 to be paid out over a four year period beginning December 2003. For the year ended December 31, 2004, the Company recognized expense of $360,000. Future minimum required payments for 2005 and 2006 are $360,000 for each year.

OPTEX SYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS, CONTINUED

NOTE 8. RESTATEMENT

During 2006, the Company recreated their December 31, 2003 inventory balance by rolling back inventory units physically counted at December 31, 2004. Prior to this, the Company did not maintain a perpetual inventory system that allowed outside auditors to perform audit procedures on the December 31, 2003 balance. As a result of the rollback procedures, the Company restated the 2004 financial statements. The cumulative effect of the restatement adjustment through the Company’s December 31, 2004 balance sheet was to increase retained earnings at December 31, 2003 by $1,745,210, with a related adjustment to 2004 cost of goods sold decreasing net income by $1,745,210 for 2004.

NOTE 9. SUBSEQUENT EVENT

Effective December 30, 2005, the sole shareholder (the “Seller”) of the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Irvine Sensors Corporation (the “Buyer”), whereas the seller agreed to sell all of the outstanding capital stock of the Company to the Buyer, based on the terms of the Purchase Agreement. The stock sale is to happen in two intervals, with the first 70% of the outstanding capital stock being sold to the buyer effective December 30, 2005 at a cash purchase price of $14,000,000, subject to adjustments as defined in the Purchase Agreement. The Buyer was issued an option to purchase the remaining 30% of the outstanding capital stock, which must be exercised upon approval by the Buyer’s stockholders. The remaining 30% will be paid in the form of the Buyer’s common stock in an aggregate value of $7,000,000. A condition of the Purchase Agreement required the Company to be debt free in the form of all Bank debt, including capital leases and any debt to former shareholders of the Company. Additionally, the Company agreed to terminate the Company’s sponsored 401(k) savings plan, effective December 30, 2005. As a result of the Company being partially owned by a public entity, the Company was required to convert to a C Corporation on December 31, 2005. The Company had no financial activity on December 31, 2005.